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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We hereby consent to the use in this Amendment No 2. to Registration Statement on Form S-3 of our report dated August 18, 1995 (February 25, 1997 with respect to Amendment No. 2 to Note 17), relating to the consolidated financial statements of Integrated Process Equipment Corp. and subsidiaries as at June 30, 1995 and for each of the years in the two-year period then ended, and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Richard A. Eisner & Company, LLP

New York, New York
April 2, 1997